Exhibit 99.1

FOR IMMEDIATE RELEASE

BioScrip reports FOURTH QUARTER 2012 financial results

Elmsford, NY – March 11, 2013 – BioScrip, Inc. (NASDAQ: BIOS) today announced 2012 fourth quarter financial results. Fourth quarter revenue from continuing operations was $180.7 million and the net loss from continuing operations was $1.4 million, or $0.03 per diluted share. Consolidated Adjusted EBITDA for the fourth quarter was $12.1 million, and consolidated adjusted earnings per diluted share for the fourth quarter was $0.04 per diluted share.

This quarter, the Company will also begin reporting adjusted earnings per diluted share (“Adjusted EPS”), which excludes the same elements in calculating Adjusted EBITDA (restructuring and other expenses, acquisition and integration expenses, stock-based compensation expense) as well as the impact of acquisition-related intangible amortization. Management believes that this non-GAAP financial measure provides useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results.

As a result of the sale of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores on May 4, 2012 (the “Pharmacy Services Asset Sale”), the Company’s financial statements reflect the discontinued operations’ results for the three months ended December 31, 2012 and 2011, and assets transferred in the transaction as of December 31, 2012 and 2011, separate from the continuing operations of the business. The remaining assets and liabilities of the divested business that were not transferred as a part of the Pharmacy Services Asset Sale are included in continuing operations.

Fourth Quarter Highlights

•	Revenue from continuing operations increased by $22.5 million, or 14.2%, as compared to the prior year;

•	Gross profit from continuing operations was $60.4 million, or 33.4% of revenue, as compared to $58.6 million, or 37.0% of revenue, in the prior year period;

•	Adjusted EBITDA from continuing operations was $12.1 million, compared to $11.6 million in the third quarter, a 4.3% sequential quarter improvement, despite the impact of Hurricane Sandy on the Northeast market; and,

•	Entered into a definitive agreement to acquire HomeChoice Partners, Inc. (“HomeChoice”), a majority-owned subsidiary of DaVita HealthCare Partners Inc. (NYSE: DVA).

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“We are pleased to report solid fourth quarter performance. Our consolidated results reflect continued progress in the execution of our strategic goals and growth in our infusion business,” said Rick Smith, President and Chief Executive Officer of BioScrip.

“Overall, 2012 was a year of positive progress and momentum for BioScrip. We accomplished a number of our key objectives towards repositioning the Company to focus on our infusion and home health businesses. In 2013, we will continue to build on our organic growth initiatives, which will be augmented with targeted acquisitions. The core drivers of organic growth will be delivering on our strong clinical programs, flexible go-to-market approach, and high-touch customer service model,” concluded Smith.

Results of Operations

Fourth Quarter 2012 versus Fourth Quarter 2011

Revenue from continuing operations for the fourth quarter of 2012 totaled $180.7 million, compared to $158.3 million for the same period a year ago, an increase of $22.5 million or 14.2%. Infusion Services segment revenue was $135.6 million in the fourth quarter, as compared to $102.5 million for the same period in 2011. The 32.4% increase was driven primarily by overall volume growth as well as the addition of the InfuScience acquisition. Home Health Services segment revenue was $18.3 million for the fourth quarter of 2012, as compared to $17.2 million in the prior year quarter. The 6.5% increase was primarily the result of volume growth offset by the previously announced reimbursement reductions from Medicare and the state of Tennessee TennCare program. PBM Services segment revenue was $26.8 million for the fourth quarter of 2012, compared to $38.6 million for the prior year period. The decrease was due primarily to a decline in the funded PBM business and a reduction in discount card revenues.

Consolidated gross profit for the fourth quarter of 2012 was $60.4 million, or 33.4% of revenue, compared to $58.6 million, or 37.0% of revenue, for the fourth quarter of 2011. The increase in gross profit was the result of growth in the volume of Infusion Services segment revenues and growth in the Home Health Services business. The decline in gross profit margin percentage resulted primarily from a shift in the therapy mix in the Infusion Services segment, as well as a decrease in home health reimbursement rates from certain government payors.

During the fourth quarter of 2012, Infusion Services Segment Adjusted EBITDA was $11.0 million, or 8.1% of segment revenue, compared to $9.9 million, or 9.7% of segment revenue in the prior year quarter, and $9.9 million, or 7.9% of segment revenue in the third quarter of 2012.

The Home Health Services Segment Adjusted EBITDA in the fourth quarter of 2012 was $1.8 million, or 10.1% of segment revenue. This compares to Segment Adjusted EBITDA of $1.5 million, or 8.7% of segment revenue, in the comparable prior year period, and $1.4 million, or 8.1% of segment revenue in the third quarter of 2012. The PBM Services Segment Adjusted EBITDA was $6.3 million, or 23.5% of segment

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revenue, for the fourth quarter of 2012 compared to $9.3 million, or 24.0% of segment revenue, in the prior year quarter.

On a consolidated basis, BioScrip reported $12.1 million of Adjusted EBITDA during the fourth quarter of 2012, or 6.7% of total revenue, compared to $14.9 million, or 9.4% of total revenue, in the same period last year.

Interest expense in the fourth quarter of 2012 was $6.4 million compared to $6.2 million in the prior year period.

Income tax benefit for continuing operations in the fourth quarter was $1.8 million compared to an income tax expense of $2.8 million in the fourth quarter of 2011.

Net loss from continuing operations for the fourth quarter of 2012 was $1.4 million, or a loss of $0.03 per diluted share, compared to a net income of $2.6 million, or $0.05 per diluted share, for the fourth quarter of 2011.

Twelve Months Ended 2012 versus Twelve Months Ended 2011

Revenue from continuing operations for the twelve months ended December 31, 2012 totaled $662.6 million, compared to $554.5 million for the same period a year ago, a 19.5% increase. Infusion Services segment revenue was $481.6 million for the twelve months ended December 31, 2012, compared to $374.3 million for the same period in 2011. The 28.7% increase was driven primarily by an increase in volume growth and the InfuScience acquisition. Home Health Services segment revenue for the twelve months ended December 31, 2012 was $69.2 million, compared to $69.6 million in the prior year. The 0.6% decrease was primarily the result of reimbursement reductions as previously discussed. PBM Services segment revenue for the twelve months ended December 31, 2012 was $111.9 million, compared to $110.6 million for the prior year period. The 1.2% increase is primarily due to an increase in discount card program sales.

Consolidated gross profit for the twelve months ended December 31, 2012 was $225.0 million, or 33.9% of revenue, compared to $215.4 million, or 38.8% of revenue, in the comparable prior year period. The net increase in gross profit was due primarily to organic growth and the contribution from InfuScience. As previously disclosed, in connection with the Pharmacy Services Asset Sale, the Company provided certain lower margin services on behalf of key customers after the sale. Additionally, there was a substantial decrease in cross referrals of certain therapies from the specialty sales personnel affiliated with the divested business.

During the twelve months ended December 31, 2012, Infusion Services Segment Adjusted EBITDA was $36.8 million, or 7.6% of segment revenue, compared to $35.1 million, or 9.4% of segment revenue, in the prior year.

The Home Health Services Segment Adjusted EBITDA for the twelve months ended December 31, 2012 was $5.4 million, or 7.8% of segment revenue. This compares to Segment Adjusted EBITDA of $6.0 million, or 8.6% of segment revenue, in the prior

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year. The PBM Services Segment Adjusted EBITDA was $25.7 million, or 22.9% of segment revenue, for the twelve months ended December 31, 2012 compared to $30.1 million, or 27.2% of segment revenue, in the prior year.

On a consolidated basis, BioScrip reported $41.1 million of Adjusted EBITDA for the twelve months ended December 31, 2012, or 6.2% of total revenue, compared to $47.9 million, or 8.6% of total revenue, in the same period last year.

Interest expense for the twelve months ended December 31, 2012 was $26.1 million compared to $25.5 million in the prior year.

Income tax benefit for continuing operations for the twelve months ended December 31, 2012 was $4.4 million, compared to an income tax expense of $0.4 million in 2011.

Net loss from continuing operations for the twelve months ended December 31, 2012 was $8.3 million, or $0.15 per diluted share, compared to a net loss of $0.4 million, or $0.01 per diluted share, in the comparable prior year period.

Liquidity and Capital Resources

For the twelve months ended December 31, 2012, BioScrip generated $49.9 million in net cash from continuing operating activities, compared to $3.1 million generated from operating activities during the twelve months of 2011, an increase of $46.7 million. This increase was primarily due to the collection of accounts receivable retained after the Pharmacy Services Asset Sale, net of accounts payable paid related to those businesses. The Company’s cash balance at the end of the fourth quarter was $62.1 million.

Outlook

Revenue in 2013 is projected to grow by 25% to 30% to a range of $830.0 million to $865.0 million and the Company is initially targeting 2013 Adjusted EBITDA of $67.0 million to $73.0 million. The range of Adjusted EBITDA reflects the on-going impact of Hurricane Sandy in the first quarter of 2013 as well as the estimated impact of competitive bidding. Additionally, revenue and Adjusted EBITDA for 2013 may be impacted by therapy mix, any lingering effects of Hurricane Sandy on the Northeast market beyond the first quarter, additional acquisitions, de novo activities, and the timing and earnings contribution from the integration of HomeChoice.

Conference Call

BioScrip will host a conference call to discuss its fourth quarter 2012 financial results on March 12, 2013 at 8:30 a.m. Eastern Time.

Interested parties may participate in the conference call by dialing 800-705-5308 (US), or 303-223-4377 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available for two weeks after the call's completion by dialing 800-633-8284 (US) or 402-977-9140 (International) and entering conference call ID number

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21648877. An audio webcast and archive will also be available for 30 days under the “Investor Relations” section of the BioScrip website at www.bioscrip.com.

About BioScrip, Inc.

BioScrip, Inc. provides comprehensive infusion and home care solutions. By partnering with patients, physicians, healthcare payors, government agencies and pharmaceutical manufacturers we are able to provide access to infusible medications and management solutions. Our goal is to optimize outcomes for chronic and other complex healthcare conditions and enhance the quality of patient life. BioScrip brings clinical competence in providing high-touch, comprehensive infusion and nursing services to patients in the most convenient ways possible. Through our customer services and treatments we aim to ensure the best possible therapy outcome.

Forward Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company’s ability to grow its Infusion segment organically or through acquisitions and obtain financing in connection therewith; its ability to effectively integrate acquisitions; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial payor reimbursement for the Company’s products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2011.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting EBITDA, Adjusted EBITDA, and Adjusted EPS, which are non-GAAP financial measures. EBITDA, Adjusted EBITDA and Adjusted EPS are not measurements of financial

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performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, acquisition and integration expenses, and restructuring and other expenses. As part of restructuring and other expenses, the Company may incur significant charges such as, but not limited to, the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Adjusted EPS, as defined by the Company, represents earnings per diluted share, excluding the same elements in calculating Adjusted EBITDA (restructuring and other expenses, acquisition and integration expenses, stock-based compensation expense) as well as the impact of acquisition-related intangible amortization. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of EBITDA, Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures, please see the attachments to this earnings release.

Contacts:

Hai Tran

BioScrip, Inc.

952-979-3768

Lisa Wilson

In-Site Communications, Inc.

212-759-3929

(Financial Tables Follow)

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Schedule 1

BIOSCRIP, INC

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$62,101	—
Receivables, less allowance for doubtful accounts of $22,212 and $22,728 at December 31, 2012 and December 31, 2011, respectively	129,103	225,412
Inventory	34,034	17,997
Prepaid expenses and other current assets	10,189	10,184
Current assets from discontinued operations	—	38,876
Total current assets	235,427	292,469
Property and equipment, net	23,721	26,951
Goodwill	350,810	312,387
Intangible assets, net	17,446	19,622
Deferred financing costs	2,877	3,992
Investments in and advances to unconsolidated affiliate	10,042	—
Other non-current assets	2,053	1,552
Non-current assets from discontinued operations	—	20,129
Total assets	$642,376	677,102
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$953	66,161
Accounts payable	34,438	79,155
Claims payable	7,411	11,766
Amounts due to plan sponsors	18,173	25,219
Accrued interest	5,803	5,825
Accrued expenses and other current liabilities	41,491	32,648
Total current liabilities	108,269	220,774
Long-term debt, net of current portion	225,426	227,298
Deferred taxes	10,291	10,295
Other non-current liabilities	4,981	3,456
Total liabilities	348,967	461,823
Stockholders' equity
Preferred stock, $.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.0001 par value; 125,000,000 shares authorized; shares issued: 59,600,713 and 57,800,791, respectively; shares outstanding: 57,026,957 and 55,109,038, respectively	6	6
Treasury stock, shares at cost: 2,582,520 and 2,638,421, respectively	(10,311)	(10,461)
Additional paid-in capital	388,798	375,525
Accumulated deficit	(85,084)	(149,791)
Total stockholders' equity	293,409	215,279
Total liabilities and stockholders' equity	$642,376	$677,102

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Schedule 2

BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Product revenue	$132,785	$100,158	$471,506	$365,526
Service revenue	47,953	58,107	191,131	188,980
Total revenue	180,738	158,265	662,637	554,506

Cost of product revenue	92,214	66,025	325,271	238,072
Cost of service revenue	28,131	33,642	112,406	101,019
Total cost of revenue	120,345	99,667	437,677	339,091
Gross profit	60,393	58,598	224,960	215,415
% of revenues	33.4%	37.0%	33.9%	38.8%
Selling, general and administrative expenses	49,087	42,971	184,491	167,136
Bad debt expense	3,358	3,073	14,035	11,441
Acquisition and integration expenses	2,241	—	4,046	—
Restructuring and other expenses	1,446	101	5,143	7,909
Amortization of intangibles	1,113	880	3,957	3,376
Income from operations	3,148	11,573	13,288	25,553
Interest expense, net	6,362	6,167	26,067	25,542
Net income (loss) from continuing operations, before income taxes	(3,214)	5,406	(12,779)	11
Tax provision (benefit)	(1,795)	2,841	(4,439)	435
Net income (loss) from continuing operations, net of income taxes	(1,419)	2,565	(8,340)	(424)
Net income (loss) from discontinued operations, net of income taxes	8,599	4,144	73,047	8,296
Net income (loss)	$7,180	$6,709	$64,707	$7,872

Basic weighted average shares	56,922	54,972	56,239	54,505
Diluted weighted average shares	56,922	55,608	56,239	54,505

Income (loss) per common share:
Basic loss from continuing operations	$(0.03)	$0.05	$(0.15)	$(0.01)
Basic income (loss) from discontinued operations	$0.15	$0.07	$1.30	$0.15
Basic income (loss)	$0.12	$0.12	$1.15	$0.14

Diluted loss from continuing operations	$(0.03)	$0.05	$(0.15)	$(0.01)
Diluted income (loss) from discontinued operations	$0.15	$0.07	$1.30	$0.15
Diluted income (loss)	$0.12	$0.12	$1.15	$0.14

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 Schedule 3

BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$64,707	$7,872
Less: Income from discontinued operations, net of income taxes	73,047	8,296
Loss from continuing operations, net of income taxes	(8,340)	(424)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,513	6,591
Amortization of intangibles	3,957	3,376
Amortization of deferred financing costs	1,261	1,055
Change in deferred income tax	(4)	1,153
Compensation under stock-based compensation plans	6,122	4,467
Loss on disposal of fixed assets	156	201
Changes in assets and liabilities, net of acquired business:
Receivables, net of bad debt expense	101,230	(31,690)
Inventory	(15,249)	(2,497)
Prepaid expenses and other assets	3,726	11,211
Accounts payable	(48,200)	(1,659)
Claims payable	(4,354)	8,729
Amounts due to plan sponsors	(7,046)	5,437
Accrued interest	(22)	59
Accrued expenses and other liabilities	8,112	(2,945)
Net cash provided by (used in) operating activities from continuing operations	$49,862	$3,064
Net cash provided by (used in) operating activities from discontinued operations	(22,978)	23,905
Net cash provided by (used in) operating activities	$26,884	$26,969
Cash flows from investing activities:
Purchases of property and equipment, net	$(10,986)	$(7,853)
Cash consideration paid for asset acquisitions	(43,046)	(463)
Cash consideration paid to DS Pharmacy	(2,935)	—
Cash consideration paid for unconsolidated affiliate, net of cash acquired	(10,652)	—
Net cash provided by (used in) investing activities from continuing operations	(67,619)	(8,316)
Net cash provided by (used in) investing activities from discontinued operations	161,499	(1,591)
Net cash used in investing activities	$93,880	$(9,907)
Cash flows from financing activities:
Borrowings on line of credit	1,244,050	1,773,644
Repayments on line of credit	(1,307,872)	(1,791,058)
Repayments of capital leases	(3,278)	(2,635)
Deferred and other financing costs	—	(22)
Net proceeds from exercise of employee stock compensation plans	8,611	3,198
Surrender of stock to satisfy minimum tax withholding	(174)	(189)
Net cash provided by (used in) financing activities from continuing operations	(58,663)	(17,062)
Net cash provided by (used in) financing activities from discontinued operations	—	—
Net cash (used in) provided by financing activities	$(58,663)	$(17,062)
Net change in cash and cash equivalents	62,101	—
Cash and cash equivalents - beginning of period	—	—
Cash and cash equivalents - end of period	$62,101	—
DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$25,589	$27,528
Cash paid during the period for income taxes	$2,757	$1,042
DISCLOSURE OF NON-CASH TRANSACTIONS:
Capital lease obligations incurred to acquire property and equipment	$20	$6,631

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Schedule 4

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Results of Operations:
Revenue:
Infusion Services - product revenue	$132,785	$100,158	$471,506	$365,526
Infusion Services - service revenue	2,838	2,301	10,080	8,756
Total Infusion Services revenue	135,623	102,459	481,586	374,282

Home Health Services - service revenue	18,320	17,206	69,190	69,635
PBM Services - service revenue	26,795	38,600	111,861	110,589

Total revenue	$180,738	$158,265	$662,637	$554,506

Adjusted EBITDA by Segment before corporate overhead:
Infusion Services	$11,024	$9,947	$36,764	$35,128
Home Health Services	1,844	1,498	5,401	5,954
PBM Services	6,292	9,274	25,659	30,122
Total Segment Adjusted EBITDA	19,160	20,719	67,824	71,204

Corporate overhead	(7,090)	(5,853)	(26,755)	(23,308)
Consolidated Adjusted EBITDA	12,070	14,866	41,069	47,896

Interest expense, net	(6,362)	(6,167)	(26,067)	(25,542)
Income tax (expense) benefit	1,795	(2,841)	4,439	(435)
Depreciation	(2,398)	(1,828)	(8,513)	(6,591)
Amortization of intangibles	(1,113)	(880)	(3,957)	(3,376)
Stock-based compensation expense	(1,724)	(484)	(6,122)	(4,467)
Acquisition and integration expenses	(2,241)	-	(4,046)	—
Restructuring and other expenses	(1,446)	(101)	(5,143)	(7,909)
Net (loss) income:	$(1,419)	$2,565	$(8,340)	$(424)

Supplemental Operating Data

Capital Expenditures:
Infusion Services			$6,685	$4,826
Home Health Services			171	170
PBM Services			0	0
Corporate unallocated			4,130	2,857
Total			$10,986	$7,853

Depreciation Expense:
Infusion Services			$4,347	$5,242
Home Health Services			111	48
PBM Services			0	0
Corporate unallocated			4,055	1,301
Total			$8,513	$6,591

Total Assets
Infusion Services			$438,623	$353,999
Home Health Services			62,403	64,672
PBM Services			36,354	40,418
Corporate unallocated			95,813	24,348
Assets from discontinued operations			0	59,005
Assets associated with discontinued operations, not sold			9,183	134,660
Total			$642,376	$677,102

Goodwill
Infusion Services			$304,282	$265,859
Home Health Services			33,784	33,784
PBM Services			12,744	12,744
Total			$350,810	$312,387

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Schedule 5

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Earnings Per Share

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012 [1,2]	2011 [3,4]	2012 [5,6]	2011 [7,8]
Net income from continuing operations	$(1,419)	$2,565	$(8,340)	$(424)
Non-GAAP adjustments:
Restructuring and other expenses	871	61	3,099	4,798
Acquisition and integration expenses	1,350	-	2,438	-
Amortization of intangibles	671	534	2,384	2,048
Compensation under stock-based compensation plans	1,039	294	3,689	2,710
Non-GAAP Net income from continuing operations	$2,512	$3,454	$3,270	$9,132

Earnings per share from continuing operations, basic and diluted	$(0.03)	$0.05	$(0.15)	$(0.01)
Non-GAAP adjustments:
Restructuring and other related costs	0.02	-	0.06	0.09
Acquisition and integration expenses	0.02	-	0.04	-
Amortization of intangibles	0.01	0.01	0.04	0.04
Compensation under stock-based compensation plans	0.02	0.01	0.07	0.05
Non-GAAP earnings per share from continuing operations, basic and diluted	$0.04	$0.07	$0.06	$0.17

Weighted average shares outstanding, basic	56,922	54,972	56,239	54,505
Weighted average shares outstanding, diluted	57,948	55,608	57,001	55,150

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Schedule 5

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Earnings Per Share

(in thousands)

(1)	For the three months ended December 31, 2012, non-GAAP net income from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $575, $891, $442, and $685 respectively.
(2)	For the three months ended December 31, 2012, non-GAAP Adjusted EPS per basic and diluted share from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense per basic and diluted share netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $(0.01), $(0.02), $(0.01), and $(0.01) per share, respectively.
(3)	For the three months ended December 31, 2011, non-GAAP net income from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense netted against restructuring and other expenses, amortization of intangibles, and stock-based compensation expense was $40, $346, and $190, respectively.
(4)	For the three months ended December 31, 2011, non-GAAP Adjusted EPS per basic and diluted share from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense per basic and diluted share netted against restructuring and other expenses, amortization of intangibles, and stock-based compensation expense were $(0.00), $(0.01), and $(0.00) per share, respectively.
(5)	For the year ended December 31, 2012, non-GAAP net income from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $2,044, $1,608, 1,573, and $2,433, respectively.
(6)	For the year ended December 31, 2012, non-GAAP Adjusted EPS per basic and diluted share from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense per basic and diluted share netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $(0.04), $(0.03), $(0.03), and $(0.04) per share, respectively.
(7)	For the year ended December 31, 2011, non-GAAP net income from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense netted against restructuring and other expenses, amortization of intangibles, and stock-based compensation expense was $3,111, $1,328, and $1,757, respectively.
(8)	For the year ended December 31, 2011, non-GAAP Adjusted EPS per basic and diluted share from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method. The tax expense per basic and diluted share netted against restructuring and other expenses, amortization of intangibles, and stock-based compensation expense were $(0.06), $(0.02), and $(0.03) per share, respectively.

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